Exhibit 16.1

[Letterhead of Friedman LLP]

May 20, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of RCN Corporation’s Form 8-K dated May 20, 2009 and have the following comments:

1.	We agree with the statements made in paragraph (a) under Item 4.01 concerning our firm.

2.	We have no basis on which to agree or disagree with the statements made in paragraph (b) under Item 4.01.

Yours truly,

/s/ Friedman LLP

Friedman LLP